Exhibit 99.1

January 26, 2022

Board of Directors

Wytec International, Inc.

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

Re:	Resignation as a Director of Wytec International, Inc.

Board Members:

I hereby tender my voluntary resignation as a director of Wytec International, Inc. (the "'Company"), effective on the date hereof.

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors.

Sincerely,

/s/ Chris Dantin

Chris Dantin